FOR IMMEDIATE RELEASE

INTER PARFUMS, INC. REPORTS 45% INCREASE IN FIRST QUARTER SALES

FIRST QUARTER RESULTS TO BE ANNOUNCED ON MAY 7TH
AND CONFERENCE CALL ON MAY 8TH

New York, New York, April 25, 2008 - Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that net sales for the first quarter of 2008 were approximately $123.2 million, or 45% ahead of 2007's $85.1 million.  At comparable foreign currency exchange rates, net sales for the first quarter were up 35%.

Jean Madar, Chairman and CEO of Inter Parfums, noted, "European operations achieved sales of $110.6 million, up 46% from $75.6 million in the same period last year.  Most of the gain was due to the 53% increase in Burberry fragrance sales (34% in local currency) with the successful worldwide launch of Burberry The Beat coupled with good performance by the brand's historic lines."  He noted that despite the challenging economic environment, the Company's prestige fragrance sales showed strong growth in both mature markets like Europe increasing 33% in local currency and newer markets like Asia, up 56% in local currency and North America produced double-digit sales gains.

He continued, "First quarter sales by our U.S. operations increased 31% to $12.6 million from $9.5 million in the same period last year reflecting the continued growth of our specialty retail business."

First Quarter Release & Conference Call Scheduled

Inter Parfums also announced that it will release financial results for the first quarter ended March 31, 2008 on Wednesday, May 7, 2008, after the close of the stock market.  The Company is reviewing its internal sales and earnings expectations and plans to update 2008 guidance when first quarter results are announced.

Management will conduct a conference call to discuss financial results and business developments at 9:00 am EDT on Thursday, May 8, 2008.  Interested parties may participate in the call by dialing 706-679-3037; please call in 10 minutes before the conference call is scheduled to begin and ask for the Inter Parfums call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to www.interparfumsinc.com and click on the Investor Relations section.  Please go to the website at least 15 minutes early to register, and download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Inter Parfums' website.  We suggest listeners use Microsoft Explorer as their browser.

Inter Parfums develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Paul Smith, S.T. Dupont, Christian Lacroix, Quiksilver/Roxy, and Van Cleef & Arpels.  The Company also owns Lanvin Perfumes and Nickel S.A., a men's skin care company.  It also produces personal care products for specialty retailers under exclusive agreements with Gap Inc., New York & Company and Brooks Brothers. In addition, Inter Parfums produces and supplies mass market fragrances and fragrance related products. The Company's products are sold in over 120 countries worldwide.

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2007 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at	Inter Parfums, Inc. Russell Greenberg, Exec. VP & CFO (212) 983-2640 rgreenberg@interparfumsinc.com www.interparfumsinc.com	or	Investor Relations Counsel The Equity Group Inc. Linda Latman (212) 836-9609/llatman@equityny.com Lena Cati (212) 836-9611/lcati@equityny.com www.theequitygroup.com